As filed with the Securities and Exchange Commission on February 12, 1999.
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

  POST-EFFECTIVE AMENDMENT NO. 3     POST-EFFECTIVE AMENDMENT NO. 1
                ON                                 ON
             FORM S-3                           FORM S-3
                TO                                 TO
             FORM SB-2                          FORM SB-2
      REGISTRATION STATEMENT             REGISTRATION STATEMENT
               UNDER                              UNDER
      SECURITIES ACT OF 1933             SECURITIES ACT OF 1933
    Registration No.  33-80347         Registration No. 333-40895

                       CELL ROBOTICS INTERNATIONAL, INC.
                     -------------------------------------
                (Name of small business issuer in its Charter)

Colorado                            5049-05                     84-1153295

-------------------        ---------------------         --------------
(State or other juris-    (Primary Standard Industrial     IRS Employer
diction of incorporation   Classification Code No.)      Identification No.
or organization

                          2715 Broadbent Parkway N.E.
                        Albuquerque, New Mexico  87107
                                  (505) 343-1131
                  -------------------------------------------
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       Dr. Ronald K. Lohrding, President
                          2715 Broadbent Parkway N.E.
                        Albuquerque, New Mexico  87107
                                  (505) 343-1131
                  ------------------------------------------
          (Name, address, including zip code, and telephone number of agent for service of process)

Copies to:
Clifford L. Neuman, Esq. and Nathan L. Stone, Esq.
Neuman, Drennen & Stone, LLC
1507 Pine Street
Boulder, Colorado  80302
(303) 449-2100

         Approximate date of commencement of proposed sale to public:
                As soon as practicable after the effective date
                        of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.   [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ X ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [  ]
===========================================================================

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                       CELL ROBOTICS INTERNATIONAL, INC.


         Item No. and Heading
              In Form S-3
        Registration Statement                  Location in Prospectus
        -----------------------                 ----------------------

1.    Forepart of the Registration            Forepart of Registration
      Statement and outside front             Statement and outside front
      cover of Prospectus                     cover page of Prospectus

2.    Inside front and back cover             Inside front and outside back
      pages of Prospectus                     cover pages of Prospectus

3.    Summary Information, Risk Factors       Prospectus Summary, Risk
      and Ratio of Earnings to Fixed          Factors
      Charges

4.    Use of Proceeds                         Use of Proceeds

5.    Determination of Offering Price         Determination of Offering Price

6.    Dilution                                Dilution

7.    Selling Securityholder                  *

8.    Plan of Distribution                    Plan of Distribution

9.    Description of Securities to be         Description of Securities
      Registered

10.   Interest of Named Experts and           Legal Matters
      Counsel

11.   Material Changes                        *

12.   Incorporation of Certain                Incorporation of Certain
      Information by Reference                Documents by Reference

13.   Disclosure of Commission Position       Indemnification
      on Indemnification for Securities
      Act Liabilities

                                  Prospectus
                       CELL ROBOTICS INTERNATIONAL, INC.
                       ---------------------------------


115,000 Redeemable Class A Common Stock Purchase Warrants

* issuable upon exercise of Placement Agent's Warrants we granted to Paulson Investment Company, Inc. The first Placement Agent's Warrant is exercisable through August 30, 2000 to acquire up to 6.8 private units, and the second Placement Agent's Warrant is exercisable through September 18, 2000 to acquire up to 4.7 private units, both exercisable at a price of $25,000 per unit. We will receive gross proceeds of $287,500 if all
     11.5 private units are purchased;

* each exercisable through December 31, 2000 to purchase 1 share of our common stock for a price of $1.75 per share, which will result in gross proceeds to us of $201,250 if all 115,000 warrants are exercised;

* each redeemable by us upon thirty (30) days notice at a redemption price of $.25 per warrant but only if certain requirements are met. See "Description of Securities - Class A Warrants - Redemption."

80,000 Redeemable Common Stock Purchase Warrants

* issuable upon exercise of a Representative's Warrant we granted to Paulson in connection with a public offering of units of our securities. The Representative's Warrant is exercisable through February 2, 2003, to purchase 40,000 public units at a price of $9.90 per unit and will result in gross proceeds to us of $396,000 if all 40,000 public units are purchased;

* each exercisable through February 2, 2003 to purchase 1 share of our common stock for a price of $2.40 per share, which will result in gross proceeds to us of $192,000 if all 80,000 warrants are exercised;

* each redeemable by us upon thirty (30) days notice at a redemption price of $.25 per warrant but only if certain requirements are met. See "Description of Securities-Public Warrants- Redemption."

1,505,000 shares, $.004 par value, common stock consisting of:

* 230,000 shares issuable to Paulson upon the exercise by Paulson of the Placement Agent's Warrants;

* 115,000 shares issuable upon the exercise of the 115,000 Class A Warrants that Paulson will receive upon exercise of the Placement Agent's Warrants;

*    160,000 shares issuable upon exercise of the Representative's Warrant;
* 80,000 shares issuable upon the exercise of 80,000 Public Warrants Paulson will receive upon exercise of the Representative's Warrant; and

* 920,000 shares issuable upon the exercise of Public Warrants sold in the public offering.

              ---------------------------------------------------

               OTC Electronic Bulletin Board Trading Symbols

                    Common Stock        -    CRII
                    Public Warrants     -    CRIIW
                    Class A Warrants    -    No public trading
                                             market exists
              ---------------------------------------------------


              The Date of This Prospectus is February ____, 1999.

For a discussion of certain matters that you should consider in evaluating an investment in our securities, see "Risk Factors" commencing at page 12.

The securities we are offering have not been approved or disapproved by the securities and exchange commission or any state securities commissions, nor has the commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the Commission.

          1. Pre-Effective Amendment No. 2 to our Registration Statement on Form SB-2, Registration No. 333-40895;
          2. Our Annual Report to Shareholders and Annual Report on Form 10-KSB/A-1 for the year ended December 31, 1997;
          3.   Our definitive Proxy Statement;
          4. Our Quarterly Report on Form -QSB/A-2 for the quarter ended March 31, 1998;
          5. Our Quarterly Reports on Form 10-QSB/A-1 for the quarters ended June 30, 1998 and September 30, 1998; and
          6. Pre-Effective Amendment No. 3 to our Registration Statement on Form S-3, filed with the Commission on January 20, 1999.

You may request a copy of these filings at no charge by a written or oral request to Ronald K. Lohrding, Ph.D., President, Cell Robotics International, Inc., 2715 Broadbent Parkway N.E., Albuquerque, New Mexico 87107, (505) 343-1131. In addition, you can obtain these filings electronically at the Commission's worldwide website at http://www.sec.gov/edgarhp/htm.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

                          Forward-looking Statements

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our plans and objectives for future operations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements we make in this prospectus are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the growth and expansion of our business. These assumptions involve judgments with respect to, among other things, future economic, competitive and market conditions and our future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate and, as a result, we cannot give any assurance that the forward-looking statements made in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements we make in this prospectus, particularly in view of our early stage of operations, you should not regard the inclusion of this information as a representation by us or any other person that our objectives and plans will be achieved.

                              Prospectus Summary

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Unless otherwise indicated, all information with regard to our capital stock in this prospectus, including share and per share information, assumes no exercise of any of our outstanding options and warrants.


                       Cell Robotics International, Inc.

We were organized on September 28, 1988 as Intelligent Financial Corporation. In February 1995, we acquired all of the issued and outstanding shares of Cell Robotics, Inc., a New Mexico corporation, which had been formed in 1988 to develop the Cell Robotics Workstation. In May 1995, we changed our name from Intelligent Financial Corporation to Cell Robotics International, Inc. We have developed, and are preparing to manufacture, market and sell, a number of sophisticated medical laser products. We maintain our principal offices at 2715 Broadbent Parkway, N.E., Suite A-E, Albuquerque, New Mexico 87107. Our telephone number at that address is (505) 343-1131, our facsimile number is
(505) 344-8112, and our internet website address is http://www.cellrobotics.com/cell.

                         Introduction to the Offerings

We are offering 230,000 shares of our common stock, and Class A common stock purchase warrants that are exercisable to purchase an additional 115,000 shares of common stock . These securities are issuable to Paulson Investment Company, Inc. pursuant to Placement Agent's Warrants we granted to Paulson in connection with a private offering of units of our securities that we completed during the third quarter of 1995. The Placement Agent's Warrants are exercisable to purchase 11.5 private units at a price of $25,000 per unit. Each private unit consists of 20,000 shares of common stock and 10,000 Class A Warrants. Each Class A Warrant can be exercised to purchase one share of common stock for a price of $1.75 per share. Once issued, the Class A Warrants must be exercised before December 31, 2000 or they will expire.
Until the Class A Warrants either expire or are exercised, we have the right to redeem them at a redemption price of $0.25 each. In order to exercise our right to redeem the Class A Warrants, we must give thirty days advance written notice, and the following conditions must be meet:

     1. a registration statement registering the sale of the shares of common stock issuable upon the exercise of the Class A Warrants under the Securities Act of 1933, as amended, must be in effect;
     2. there must exist a public trading market on the Nasdaq SmallCap Market or the OTC Electronic Bulletin Board for our common stock; and
     3. the closing public trading price of our common stock must have equaled or exceeded $3.50 per share for at least ten consecutive trading days immediately preceding the date of our Class A Warrant redemption notice.

This prospectus also relates to our offer of up to 115,000 shares of common stock issuable upon exercise of the 115,000 Class A Warrants that Paulson will receive upon exercise of the Placement Agent's Warrants.

We are also offering160,000 shares of our common stock and common stock purchase warrants ("Public Warrants") that are exercisable to purchase an additional 80,000 shares of our common stock. These securities are issuable to Paulson pursuant to a Representative's Warrant we granted to Paulson in connection with a public offering of units of our securities that we completed during the first quarter of 1998. The Representative's Warrant is exercisable to purchase 40,000 public units at a price of $9.90 per unit. Each public unit originally consisted of one share of our convertible preferred stock, and two Public Warrants. However, effective January 28, 1999, we exercised our right to automatically convert all outstanding shares of our convertible preferred stock into shares of common stock at a conversion ratio of four shares of common stock for each share of preferred stock. As a result, each public unit now consists of four shares of our common stock and two Public Warrants. Each Public Warrant can be exercised to purchase one share of common stock for a price of $2.40 per share. Once issued, the Public Warrants must be exercised before February 2, 2003 or they will expire. Until the Public Warrants either expire or are exercised, we have the right to redeem them at a redemption price of $0.25 each. In order to exercise our right to redeem the Public Warrants, we must give thirty days advance written notice, and the following conditions must be meet:

     1. a registration statement registering the sale of the shares of common stock issuable upon the exercise of the Public Warrants under the Securities Act must be in effect;
     2. the closing bid price of our common stock must have equaled or exceeded $4.80 per share for at least ten consecutive trading days immediately preceding the date of our redemption notice; and
     3. the expiration of our thirty day redemption notice period must occur before February 2, 2003.

This prospectus also relates to our offer of up to 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants that Paulson will receive upon exercise of the Representative's Warrant.

Finally, this prospectus relates to our offer of up to 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering.

We will not receive any proceeds from the resale of our common stock and/or Public Warrants. However, if Paulson exercises all of the Placement Agent's Warrants and all of the Class A Warrants issued as part of the private units purchased upon exercise of the Placement Agent's Warrants, we will receive gross proceeds of $488,750.
Additionally, assuming the exercise of all of the Representative's Warrant and all of the Public Warrants issued as part of the public units purchased upon exercise of the Representative's Warrant, we will receive additional gross proceeds of $588,000. Finally, assuming all of the Public Warrants are exercised to purchase 920,000 shares of common stock we will receive additional gross proceeds of $2,208,000.

In conjunction with both the private offering and the public offering, we agreed to pay the cost of registering the securities covered by this prospectus which we estimate will cost $25,000. Anyone reselling our securities which they acquired in the public offering will, however, pay the other costs related to the sale of their securities, including discounts, commissions and transfer fees. See "Plan of Distribution".

A public market for our Class A Warrants currently does not exist. However, our common stock and Public Warrants, respectively, are traded on the Bulletin Board under the symbols CRII and CRIIW, respectively. On February 2, 1999, the closing bid and ask prices of our common stock and Public Warrants were $2.8125 and $2.906 and $1.03125 and $1.1875, respectively. There can be no assurance that a market for our Class A Warrants will develop in the future, or that a market for our common stock or Public Warrants, or any of them individually, will continue in the future. We have no arrangements with broker-dealers concerning the maintenance of a trading market for our securities. As a result, your ability to resell our securities may be severely limited and you may be required to hold our securities for an indefinite period of time.


                            The Specific Offerings

The Placement Agent's Warrant Offering

Securities Offered:(1)                  230,000 shares of common stock, $.004
                                        par value, and 115,000 Class A
                                        Warrants included in the private units
                                        issuable to Paulson upon exercise of
                                        the Placement Agent's Warrants.


Offering Price:                              $25,000 per unit.

------------------

(1) The shares of common stock and Class A Warrants are issuable to Paulson upon exercise by Paulson of the Placement Agent's Warrants which are exercisable to acquire a total of 11.5 private units, each unit consisting of 20,000 shares of common stock and 10,000 Class A Warrants. The securities comprising the private units will be immediately separated and transferrable. The private units are not being separately registered and there will be no public trading market developed for the private units.
The Class A Warrant Offering

Common Shares:                          115,000 shares of common stock,
                                             $.004 par value

Common Shares Outstanding:

     Before the Offering(1)                  7,784,593
     After the Offering(1)(2)(3)             8,129,593

Offering Price Per Share:                    $1.75

------------------

(1) Effective February 2, 1999, 458,033 shares of our outstanding Series A Convertible Preferred Stock was converted into 1,832,132 shares of common stock. These shares, together with an additional 323,020 shares of common stock previously issued upon the voluntary conversion of 80,755 shares of preferred stock, have been included in the number of shares of common stock outstanding before and after the offering. Additionally, as of February 2, 1999, we had accrued an additional 183,213 shares of common stock payable as a dividend to the holders of our preferred stock. This dividend has been distributed to the holders of our preferred stock. As a result, these 183,213 shares of common stock have also been included in the number of shares of common stock outstanding before and after the offering.

(2) Assumes the Placement Agent's Warrants have been exercised to purchase 230,000 shares of common stock and Class A Warrants exercisable to purchase an additional 115,000 shares of common stock. Also assumes the exercise by Paulson of the Class A Warrants to purchase 115,000 shares of common stock. However, we do not have the right to compel the exercise of the Placement Agent's Warrants or the Class A Warrants and Paulson has not committed to exercise any of the Placement Agent's Warrants or Class A Warrants. Accordingly, there can be no assurance of the number, if any, of shares which will be purchased pursuant to the exercise of the Placement Agent's Warrants or Class A Warrants.

(3) Excludes: (1) 680,850 shares of common stock reserved for future issuance pursuant to the exercise of incentive stock options granted under our 1992 Stock Incentive Plan; (2) 300,000 shares of common stock reserved for future issuance pursuant to options and subscriptions which may be issued under our 1995 Employee Stock Purchase Plan; (3) 324,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (4) 450,000 shares of common stock reserved for issuance upon the exercise of options held by our president, Ronald K, Lohrding, Ph.D; (5) up to 150,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of an agreement with a consultant; (6) 160,000 shares of common stock issuable upon exercise of the Representative's Warrant; (7) 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants also issuable upon exercise of the Representative's Warrant; and
     (8) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering.


The Representative's Warrant Offering

Securities Offered: (1)                 160,000 shares of common stock; and
                                        80,000 Public Warrants which are
                                        included in the public units issuable
                                        to Paulson upon exercise of the
                                        Representative's Warrant

Offering Price:                              $9.90 per unit

Common Shares Outstanding:

     Before the Offering(2)                  7,784,593
     After the Offering(2)(3)                7,944,593

--------------------

(1) The shares of common stock and Public Warrants are issuable to Paulson upon exercise by Paulson of the Representative's Warrant which is exercisable to acquire 40,000 public units, each unit consisting of four shares of common stock and two Public Warrants. The securities comprising the public units will be immediately separated and transferrable. The public units are not being separately registered and there will be no public trading market developed for the public units.

(2) Effective February 2, 1999 458,033 shares of our outstanding Series A Convertible Preferred Stock was converted into 1,832,132 shares of common stock. These shares, together with an additional 323,020 shares of common stock previously issued upon the voluntary conversion of 80,755 shares of preferred stock, have been included in the number of shares of common stock outstanding before and after the offering. Additionally, as of February 2, 1999, we had accrued an additional 183,213 shares of common stock payable as a dividend to the holders of our preferred stock. This dividend has been distributed to the holders of our preferred stock. As a result, these 183,213 shares of common stock have also been included in the number of shares of common stock outstanding before and after the offering.

(3) Excludes: (1) 680,850 shares of common stock reserved for future issuance pursuant to the exercise of Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 300,000 shares of common stock reserved for future issuance pursuant to options and subscriptions which may be issued under our 1995 Employee Stock Purchase Plan; (3) 324,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (4) 450,000 shares of common stock reserved for issuance upon the exercise of options held by our president, Ronald K, Lohrding, Ph.D; (5) up to 150,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of an agreement with a consultant; (6) 80,000 shares of common stock issuable upon exercise of the 80,000 Public Warrants issuable upon exercise of the Representative's Warrant; (7) 230,000 shares of common stock issuable upon exercise of the Placement Agent's Warrants; (8) 115,000 shares of common stock issuable upon exercise of the Class A Warrant issuable upon exercise of the Placement Agent's Warrants; and (9) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering.

The Representative's Public Warrant Offering

Securities Offered:                     80,000 shares of common stock,
                                        $.004 par value
Common Shares Outstanding:

     Before the Offering(1)(2))              7,944,593
     After the Offering(1)(3)                8,024,593

Offering Price Per Share:                    $2.40

------------------

(1) Effective February 2, 1999 458,033 shares of our outstanding Series A Convertible Preferred Stock was converted into 1,832,132 shares of common stock. These shares, together with an additional 323,020 shares of common stock previously issued upon the voluntary conversion of 80,755 shares of preferred stock, have been included in the number of shares of common stock outstanding before and after the offering. Additionally, as of February 2, 1999, we had accrued an additional 183,213 shares of common stock payable as a dividend to the holders of our preferred stock. This dividend has been distributed to the holders of our preferred stock. As a result, these 183,213 shares of common stock have also been included in the number of shares of common stock outstanding before and after the offering.

(2) Assumes the Representative's Warrant has been exercised to purchase 160,000 shares of common stock and Public Warrants exercisable to purchase an additional 80,000 shares of common stock. Also assumes the exercise of the Public Warrants to purchase 80,000 shares of common stock. We do not have the right to compel the exercise of the Representative's Warrant or the Public Warrants and Paulson has not committed to exercise any of the Representative's Warrant or the Public Warrants. Accordingly, there can be no assurance of the number, if any, of shares of common stock which will be purchased pursuant to the exercise of the Representative's Warrant or the Public Warrants.

(3) Excludes: (1) 680,850 shares of common stock reserved for future issuance pursuant to the exercise of Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 300,000 shares of common stock reserved for future issuance pursuant to options and subscriptions which may be issued under our 1995 Employee Stock Purchase Plan; (3) 324,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (4) 450,000 shares of common stock reserved for issuance upon the exercise of options held by our president, Ronald K, Lohrding, Ph.D; (5) up to 150,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of an agreement with a consultant; (6) 230,000 shares of common stock issuable upon exercise of the Placement Agent's Warrants;
     (7) 115,000 shares of common stock issuable upon exercise of the Class A Warrants issuable upon exercise of the Placement Agent's Warrants; and
     (8) 920,000 shares of common stock issuable upon the exercise of Public Warrants that were sold in the public offering.


The Public Warrant Offering

Securities Offered:                     920,000 shares of common stock, $.004
                                        par value


Common Shares Outstanding:

     Before the Offering(1)                  7,784,593
     After the Offering(1)(2)                8,704,593


Offering Price Per Share:                    $2.40

------------------

(1) Effective February 2, 1999 458,033 shares of our outstanding Series A Convertible Preferred Stock was converted into 1,832,132 shares of common stock. These shares, together with an additional 323,020 shares of common stock previously issued upon the voluntary conversion of 80,755 shares of preferred stock, have been included in the number of shares of common stock outstanding before and after the offering. Additionally, as of February 2, 1999, we had accrued an additional 183,213 shares of common stock payable as a dividend to the holders of our preferred stock. This dividend has been distributed to the holders of our preferred stock. As a result, these 183,213 shares of common stock have also been included in the number of shares of common stock outstanding before and after the offering.

(2) Excludes: (1) 680,850 shares of common stock reserved for future issuance pursuant to the exercise of Incentive Stock Options granted under our 1992 Stock Incentive Plan; (2) 300,000 shares of common stock reserved for future issuance pursuant to options and subscriptions which may be issued under our 1995 Employee Stock Purchase Plan; (3) 324,970 shares of common stock reserved for future issuance pursuant to the exercise of outstanding non-qualified stock options; (4) 450,000 shares of common stock reserved for issuance upon the exercise of options held by our president, Ronald K, Lohrding, Ph.D; (5) up to 150,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of an agreement with consultant; (6) 230,000 shares of common stock issuable upon exercise of the Placement Agent's Warrants;
     (7) 115,000 shares of common stock issuable upon exercise of the Class A Warrants issuable upon exercise of the Placement Agent's Warrants;
     (8)160,000 shares of common stock issuable upon exercise of the Representative's Warrant; and (9)80,000 shares of Warrant Stock issuable upon exercise of the 80,000 Public Warrants issuable upon exercise of the Representative's Warrant.

                                 Risk Factors

The offerings described in this prospectus involve a high degree of risk. You should carefully consider the factors set forth under "Risk Factors" before making an investment in our securities.

                                Use of Proceeds

We will not receive any proceeds from the resale of our common stock and/or Public Warrants. We may, however, receive proceeds, if any, from the following:

     1. Up to $488,750 upon the exercise of the Placement Agent's Warrants and upon exercise of all the Class A Warrants issued as part of the private units purchased upon exercise of the Placement Agent's Warrants;

     2. Up to $588,000 upon the exercise of the Representative's Warrant and upon exercise of all the Public Warrants issued as part of the public units purchased upon exercise of the Representative's Warrant; and

     3.   Up to $2,208,000 upon the exercise of all the Public Warrants.

If received, the foregoing proceeds will be used to provide working capital for our operations.

                                 RISK FACTORS

The securities we are offering are speculative and involve a high degree of risk. As a prospective investor, you should carefully consider the possibility of the loss of your entire investment in our securities. Additionally, along with each of the following factors, you should consider the information we have included elsewhere in this prospectus.

History of Operating Losses; Future Profitability Uncertain.

To date, we have been unable to profitably market our products, and there can be no assurance that we will ever achieve significant revenues or profitable operations in the future.

From our inception in 1988 through September 30, 1998, we have incurred losses of approximately $14.9 million, approximately $7.8 million of which consisted of research and development costs, with the balance consisting of general and administrative and marketing expenses. To date, we have been unable to profitably market our products. We have principally relied upon the proceeds from debt and equity financings to provide our working capital. For the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1998 and 1997, our net losses applicable to common shareholders were $2,472,892, $1,544,090, $1,493,629 and $1,819,168, respectively. In addition, our operations used net cash of $2,253,941 and $1,631,511 for the year ended December 31, 1997 and nine months ended September 30, 1998, respectively. We have yet to sell any of our products in commercial quantities. Moreover, even if we eventually generate increased revenues from product sales, we do not expect to achieve operating profits before the third quarter of 1999. Our ability to achieve a profitable level of operations in the future will depend in large part on finalizing development of our medical laser products, obtaining additional regulatory approval for these products and bringing several of these products to market. The likelihood of our long-term success must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new medical laser products, competitive factors in the marketplace as well as the burdensome regulatory environment in which we operate. There can be no assurance that we will ever achieve significant revenues or profitable operations.

Future Revenue Growth Dependent on Medical Laser Products.

Our future revenue growth is dependent on the success of our medical laser products. However, there can be no assurance that all or any of our medical laser products will receive the required governmental regulatory approvals or become commercially viable or achieve market acceptance.

Prior to fiscal 1998, all of our product revenue was generated through the sale of scientific instruments. However, we are relying heavily upon the success of our medical laser products which have recently been, or are in the process of being, introduced into the medical laser products market. These medical laser products are subject to all of the risks of failure inherent in the market introduction of innovative technologies. Those risks include, but are not limited to, the following:

     1. The possibilities that some or all of the proposed products may fail to receive additional necessary regulatory clearances;

     2. That the proposed products may have features which render them uneconomical either to manufacture or market;

     3. That there does not exist demand for the products at levels or prices at which we can operate profitably; or

     4.   That third parties will market a superior product.

As a result, there can be no assurance that all or any of our medical laser products will receive all of the required governmental regulatory approvals or become commercially viable or achieve market acceptance. During the first nine months of fiscal 1998, we sold one IVF Workstation for approximately $67,000, and generated approximately $22,624 in product revenue through Lasette(-TM-) sales. While we anticipate improved sales of our medical laser products as our marketing plans develop, there can be no assurance that these improvements will occur in a timely fashion, if ever, or that sales of our medical laser products will be successful or profitable.

Additional Financing Requirements.

We will require substantial funds for commercialization of our medical laser products, establishing manufacturing and testing capabilities and marketing and sales efforts. There can be no assurance that the required additional funds will be available on acceptable terms, if at all.

Our capital requirements depend upon numerous factors, including, but not limited to, the following:

     1.   The progress of our product commercialization;

     2.   The requirement for additional clinical testing;

     3. The time and cost involved in obtaining additional regulatory approvals;

     4. The cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

     5.   Competing technological and market developments;

     6.   Our ability  to establish collaborative arrangements;

     7.   The development of commercialization activities and arrangements;
          and

     8.   The purchase of capital equipment.

Unless we are able to achieve profits from operations within the next 12 months, or if we experience unanticipated cash requirements during the next
12 months, we expect that we may require substantial additional capital. We may seek additional funding through public or private financings or collaborative or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, further substantial dilution to existing stockholders, including purchasers of the securities we are currently offering, may result. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our products or technologies that we would not otherwise relinquish. See "Use of Proceeds."

We rely primarily on a combination of patent, trade secret, copyright and trademark laws, confidentiality procedures and other intellectual property protection methods to protect our proprietary technology. Our laser-based medical devices currently have no patent protection and our scientific research instruments have only limited patent protection. The commercial success of our laser-based medical devices will depend, in part, upon our ability to protect and defend our intellectual property rights and the competitive advantages that those rights offer to our products. There can be no assurance that we will be successful in these efforts.

The LaserTweezers-Registered Mark- application of the Cell Robotics Workstation is being produced and sold under a license agreement with Lucent
Technologies, Inc., f/k/a AT&T, and a related optical trapping patent.   Both
our Lasette(-TM-) and RevitaLase(-TM-) products were originally developed using the mutifaceted crystal resonator technology acquired from Tecnal Products, Inc., a subsidiary of Lovelace Scientific Resources, Inc. Subsequently, we have advanced the laser design employed in both products and have sought, or are preparing to seek continuations of existing patents and/or new patents protecting those designs. One result of this effort has been our receipt of a Notice of Allowance from the U.S. Patent and Trademark Office ("PTO") of a new patent for certain advantageous modifications of the laser beam used in skin perforators, such as the Lasette(-TM-). Generally, receipt of a Notice of Allowance means that examination on the merits of our application is concluded, the examining attorney has identified allowable claims in the application, and that the application is passed to allowance in anticipation of assignment of a patent number and issue date. However, no enforceable patent rights exist until the patent is actually issued, and there can be no assurance when, or if, the patent will issue. This patent, if issued, will cover proprietary aspects of both current and projected future models of the Lasette(-TM-). Patents covering other aspects of the Lasette(- TM-) are currently pending in the PTO and World Patent Office. The IVF Workstation is not currently protected by any specific issued patents; however, we have submitted an application to the PTO and World Patent Office seeking protection for certain laser design aspects of the system. We will also seek to protect certain data-processing aspects of the system. To this end, collectively, we currently have five patent cases pending, in various phases, most with international counterparts, including applications for:

     1. A Microscope with Laser Port Microscope and Stage, claims filed March 2, 1998, which is currently pending;

     2. A Dermal Perforator (referred to above), filed July 3, 1996, which has received a Notice of Allowance;

     3. A Lens Shield for Laser Skin Perforation, filed April 22, 1997, which is currently pending;

     4. An application for apparatus and process related to providing uniform distribution of energy to microscope targets, filed June 18, 1998; and

     5. An application for apparatus and process related to activating Thermo-Enzyme reactions with EM Energy, filed May 19, 1998.

There can be no assurance that any patents will be issued as a result of the foregoing, or, if issued, the degree of protection that they will afford.

We also rely on trade secret protection for our unpatented proprietary technology. However, trade secrets are difficult to protect. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed or that we can effectively protect our rights to unpatented trade secrets. Despite the precautions we have taken, unauthorized parties may attempt to engineer, reverse engineer, copy or obtain and use our products and other information we consider proprietary. We pursue a policy of having our employees and consultants execute non-disclosure agreements upon commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the relationship shall be kept confidential except in specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure of the information.

Further, we have developed and rely on the trademarks that we use with our products, including the Lasette(-TM-), the RevitaLase(-TM-) and the IVF Workstation(-TM-). We have registered the marks Smartstage(-Registered Mark-) and LaserTweezers(-Registered Mark-) and have applied for a federal registration for the names Lasette(-TM-) and LaserScissors(-TM-). We intend to apply for federal registration with respect to the use of the RevitaLase(- TM-), Cellselector(-TM-) and IVF Workstation(-TM-) trademarks. Where registrations of trademarks have not been issued, we claim common law trademark rights to those names. There can be no assurance, however, that we will obtain additional registrations for any of our trademarks or that we will not be subject to opposition, cancellation or infringement proceedings based upon the use of these trademarks. The loss of the use of any one or more of the trademarks could have a material adverse effect upon our ability to profitably market the associated product.

Risk of Future Patent Litigation.

There can be no assurance that other patent holders or other third parties will not claim infringement by us or our licensors with respect to our current and future technology, or that we will not be required, in the future, to initiate an infringement action against other third parties for infringement of our patent rights. Any litigation could consume a substantial portion of our financial and personnel resources and, regardless of the outcome of this litigation, have a material adverse impact upon our business, results of operations and financial condition.

Since there is no patent protection currently afforded our medical laser products, there can be no assurance that other patent holders or other third parties will not claim infringement by us or our licensors with respect to our current and future technology. Because United States patent applications are held and examined in secrecy, it is also possible that presently pending United States patent applications will eventually issue with claims that might be infringed by our products. There can be no assurance that additional competitors, in the United States and in foreign countries, many of which have substantially greater resources than we have, and have made substantial investments in competing technologies, will not apply for and obtain patents that will prevent, limit or interfere with our ability to make and sell our products. We are aware of several patents held by third parties that relate to certain aspects of our products. There can be no assurance that these patents would not be used as a basis to challenge our current or future patents, to limit the scope of our patent rights or to limit our ability to obtain additional or broader patent rights. A successful challenge to the validity of any of our existing or future patents and/or patent rights may adversely affect our competitive position and could limit our ability to commercialize one or more of our medical laser products and our scientific products. Further, we may in the future be required to initiate litigation to protect our patent position. There can be no assurance that we will have the resources necessary to pursue such litigation or otherwise protect our patent rights. The defense and prosecution of patent suits is costly and time-consuming, even if the outcome is favorable. This is particularly true in foreign countries where the expense associated with a proceeding can be prohibitive. An adverse outcome in the defense of a patent or infringement suit could subject us to significant liabilities to third parties, require us and others to cease selling products that infringe or require disputed rights to be licensed from third parties. These licenses may not be available on satisfactory terms or at all. Moreover, if claims of infringement are asserted against our future co-development partners or customers, those partners or customers may seek indemnification from us for damages and expenses they incur. There can no be assurance that we would prevail in any such action or that any license required under any such patent would be made available under acceptable terms, if at all. There has been, and we believe that there will continue to be, significant litigation in the laser-based biotechnological industry regarding patent and other intellectual property rights. Any litigation could consume a substantial portion of our financial and personnel resources and, regardless of the outcome, could have a material adverse impact upon our business, results of operations and financial condition.

Intense Competition.

We are in an extremely competitive industry that is dominated by several companies which have significantly greater financial, technical, and marketing resources than we have.

The industry in which we compete is characterized by intense competition, extensive research and development efforts and rapid technological progress. New product developments and enhancements of existing products are expected to continue and there can be no assurance that discoveries by others will not render our products non-competitive.

There are many companies, both public and private, that are engaged in the development of products for the same applications we are pursuing. Many of those companies have substantially greater financial, research and development, manufacturing and marketing experience and resources than we have and represent substantial long-term competition for us. These companies may succeed in developing products that are more effective or less costly than any products that we may currently own or which we may develop in the future. Specifically, we are aware of several other companies which are developing glucose testing products based on non-invasive technologies, such as skin patches and diode-pumped laser products. If these products are approved for sale and become commercially available in the United States in the future, they could have a material adverse effect on sales of the Lasette(-TM-) and on our business and financial condition.

Factors affecting competition in the laser-based medical and biotechnological industry vary depending on the extent to which the competitor is able to achieve a competitive advantage based upon proprietary technology. If we are able to establish and maintain a significant proprietary position with respect to our products, competition will likely depend primarily on the effectiveness of the products and their price competitiveness. In addition, our competitive position also depends upon our ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, acquire technology from third parties, implement development and marketing plans, obtain patent protection and secure adequate capital resources.

Risks Associated with the Lucent License.

Given the minimum annual royalties due and payable under the Lucent license, there can be no assurance that we will be able to increase sales of the Cell Robotics Workstation to a level that renders the product economically viable.

The LaserTweezers(-Registered Mark-) application of our Cell Robotics Workstation was based upon an exclusive patent license from AT&T, now known as Lucent Technologies, Inc., which required the payment of substantial minimum annual royalties in the future. Specifically, under the Lucent license, we were required to pay a royalty equal to five percent (5%) of the value of each product sold utilizing the patents, subject to minimum annual royalties initially in the amount of $100,000 at December 31, 1996 and increasing by an additional $50,000 per year to as high as $500,000 per year, regardless of actual sales. Absent a revision of the Lucent license, if future sales of the Cell Robotics Workstation did not increase substantially over historical levels, it was likely that future sales of the product would be rendered uneconomical by virtue of the minimum royalty required under the Lucent license. Additionally, at least two European companies have developed and are marketing products which we believe violate Lucent's patents. To date, Lucent has elected not to pursue patent infringement claims against these companies and their distributors, and under the terms of the original Lucent license, we cannot compel Lucent to initiate any proceedings.

As a result of the foregoing, as of June 30, 1998, we were $200,000 in arrears in our minimum royalty payment obligations. However, we have agreed with Lucent to amend the Lucent license. Specifically, we have paid Lucent the sum of $100,000 in lieu of all sums due and owing for fiscal 1997 and 1998. Additionally, we have agreed to increase the royalty under the Lucent license from five percent (5%) to seven percent (7%) of the value of each product sold utilizing Lucent's patents. However, the minimum annual royalties under the Lucent license will be reduced to flat $35,000 per year for the term of the Lucent license. Notwithstanding the foregoing amendments to the Lucent license, there can be no assurance that we will be able to increase sales of the Cell Robotics Workstation to a level that renders the product economically viable. During fiscal 1997, and the first nine months of fiscal 1998, sales of the LaserTweezers(-Registered Mark-) application of the Cell Robotics Workstation have accounted for 33.2% and 28.5%, respectively, of our total revenues. During these same periods, Asian sales of the LaserTweezers(- Registered Mark-) application represented 4.5% and 5.2%, respectively, of our total revenue.

Risks Associated with Rapid Technological Change and Product Obsolescence.
The medical device industry is characterized by extensive research efforts and rapid technological progress. Our failure to anticipate or respond adequately to technological developments could have a material adverse effect on our operating results and financial condition.

Our industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards, frequent new product and service introductions and enhancements and intense competition from numerous organizations, including pharmaceutical and medical diagnostic equipment companies, academic institutions, and others. New developments are expected to continue at a rapid pace. There can be no assurance that research and discoveries by others will not render some or all of our products or potential products non-competitive, obsolete and/or unmarketable. In order to compete successfully, we must continue to improve our current products and develop and market new products that keep pace with technological developments. Accordingly, even if our medical laser products achieve market acceptance, our future success in this market will depend in significant part on our ability to continually improve the performance, features, and reliability of our products in response to both evolving demands of the marketplace and competitive product offerings. There can be no assurance that we will be successful in so doing. Our failure to anticipate or respond adequately to technological developments could have a material adverse effect on our operating results and financial condition. Our pursuit of necessary technological advances will require substantial time and expense, and there can be no assurance that we will succeed in adapting our products to changing technology standards and customer requirements. There can be no assurance that the announcement or introductions of new products by us or our competitors or any change in industry standards will not cause customers to defer or cancel purchases of existing products, which could have a material adverse effect on our business, financial condition and results of operations.

Risk of Inability to Comply with Government Regulation; Need for Additional Product Clearances and Approvals.

The medical devise industry is subject to extensive government regulation. The cost of complying with these regulations is significant, and our failure to meet or comply with existing or future regulations could have a material adverse effect on our operations.

The testing, manufacture, labeling, distribution, marketing and advertising of products such as our existing and proposed products and our ongoing research and development activities are subject to extensive regulation by government regulatory authorities in the United States and other countries. The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of new medical laser products through lengthy and detailed clinical testing procedures, and other costly and time-consuming compliance procedures. Our products must receive FDA clearance before they can be commercially marketed in the United States, which in many instances involves rigorous pre-clinical and clinical testing and an extensive FDA approval process. The time required for completing this testing and obtaining required approvals is uncertain, and FDA clearance may never be obtained for some products or applications. Delays or rejections may be encountered based upon changes in FDA policy during the period of product development and FDA regulatory review of our submitted application. Similar delays may also be encountered in other countries. Failure to receive timely approval from these agencies could result in our incurring substantial costs and could also have a material adverse effect upon our operations and financial condition. In addition, if regulatory clearance of a product is granted, the clearance may entail limitations on the indicated uses for which the product may be marketed. Also, modifications may be made to our products to incorporate enhancements to their functionality and performance based upon new data and design review. There can be no assurance that the FDA will not request additional information relating to product improvements, that any such improvements would not require further regulatory review thereby delaying testing, approval and commercialization of our products or that ultimately any such improvements will receive FDA clearance.

The Lasette(-TM-) has been cleared by the FDA for clinical and home use for all patients for screening purposes, including diabetics. In addition, the laser-assisted hatching module of the IVF Workstation(-TM-) has only begun clinical trials, which could consist of as many as 600 clinical cycles. In September, 1998, our representatives met with the FDA to discuss a reduction in the size of the clinical trial. The FDA has agreed to consider a smaller clinical trial, however, to date a reduction has not been approved by the FDA. As a result, the clinical trials could take a year or more to complete, with no assurance that once completed the product will receive FDA clearance for sales in the United States.

FDA regulations also require manufacturers of medical devices to adhere to certain "Medical Device Quality System Regulations," which include testing, design, quality control and documentation procedures. Compliance with applicable regulatory requirements is subject to continual review and will be monitored through periodic inspections by the FDA. Similarly, sales of our products outside of the United States are also subject to certain manufacturing standards promulgated by the International Standards Organization ("ISO"). We have been working towards ISO 9001 certification since January, 1997. On September 3 and 4, 1998, an ISO 9001 audit was conducted by TUV Essen, of San Jose, California. We passed the audit, and, as a result, received ISO 9001 certification effective November, 1998. Additionally, our non-medical products received the CE Mark, and the Lasette received the RWTUV Mark, both, as of May 15, 1998. The Lasette subsequently received the CE Mark following our receipt of ISO certification.

In addition, our manufacturing activities are subject to regulation and control under the Occupational Safety and Health Act and regulations promulgated under it. Should we fail to comply with regulatory requirements we could be subjected to regulatory or judicial enforcement actions, including, but not limited to, product recall or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals, as well as potentially enhanced product liability exposure.

Sales of our products outside of the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay introduction or continuing sales of our products in foreign countries. In addition, the foreign sale of at least one of our lasers is subject to the Export Control Act and can only be exported under a license held by our Russian supplier. Should that source of supply fail to maintain this license, our ability to export that laser product would be suspended until we were able to identify and enter into an arrangement with a new, licensed supplier.

The Competitive Advantage of Our Laser Products is Dependent, In Part, Upon Our Relationship with the Sole Supplier of Crystals used in Our Erbium:YAG Lasers.

If the source of supply of the crystals we use in our Erbium:YAG lasers were restricted or eliminated it is likely that alternative sources of supply would be substantially more expensive, which, in turn, would reduce our margin and impair our competitive advantage.

The Erbium:YAG lasers we use in the Lasette(-TM-) and the RevitaLase(-TM-) are made from crystals which we have manufactured in Russia through a strategic relationship. Our competitive advantage in these products is derived to a degree from the significant cost savings which we are able to realize by having our crystals manufactured by our Russian supplier. Specifically, prices quoted by other crystal suppliers we have identified are from 170% to 250% higher than the prices currently charged by our Russian supplier. In the past, we have had disagreements with our Russian supplier regarding the supplier's rights and obligations relative to the distribution of intellectual property and problems related to crystal quality. As a result, we have renegotiated the terms of the strategic relationship with this supplier to address the supplier's desire to be able to distribute all or portions of the intellectual property in the event we are unable to meet certain minimal sales requirements. Additionally the supplier has installed crystal growth equipment that has improved the quality of their products. To date, the supply of laser components from this supplier has not been interrupted. However, if this source of supply were restricted or eliminated due to factors specifically affecting the supplier, such as the supplier's inadvertent or intentional non-performance, or events flowing from Russia's political or economic instability, it is likely that alternative sources of supply would be substantially more expensive. As a result of the foregoing, and other factors beyond our control, we could lose our strategically important source of supply for laser crystals, which would reduce our margin and impair our competitive advantage.

Through the quarter ended September 30, 1998, revenue generated from the sale of products utilizing the Russian crystals totaled $22,624, or approximately 2.1% of our revenue generated during this period.

Risks Related to the Uncertainty of Market Acceptance; Substantial Marketing Efforts and Expense Required.

Achieving market acceptance for our proprietary products will require substantial marketing efforts and expense, and there can be no assurance that the marketplace will accept the potential benefits of our technology or be willing to pay for any cost differential with existing technologies.

Achieving market acceptance for our proprietary products will require substantial marketing efforts and expense. As with any new technology, there is substantial risk that the marketplace will not accept the potential benefits of such technology or be willing to pay for any cost differential with existing technologies. For example, the Lasette(-TM-) will compete directly with stainless steel lancets which only cost pennies apiece and non-invasive procedures and products are currently being developed by other companies. Market acceptance of these current and proposed products will depend, in large part, upon our ability to educate potential customers, including third-party distributors, of the distinctive characteristics and benefits of our products. There can be no assurance that our current or proposed products will be accepted by the end users or that any of the current or proposed products will be able to compete effectively against current and alternative products.

Risks Associated with International Operations.

Given our limited international business experience, the risks of economic or political instability, and the uncertainties with respect to foreign laws and regulation, doing business in foreign jurisdictions can be very risky.

During fiscal 1997, and through the third quarter of fiscal 1998, our revenues from international sales totaled approximately $410,483, or 39.6% of total sales, and $368,737, or 34.9% of total sales, respectively. While we believe that doing business in such international locations and various European and Asian countries offers significant opportunity, we have only limited international business experience. Furthermore, these operations are subject to the imponderable risks of economic or political instability within these foreign jurisdictions, not to mention the uncertainties with respect to future changes in laws, rules and regulations controlling such operations. Finally, there exist inherent and substantial risks in purchasing component parts from, and selling products in, jurisdictions separated by vast distances, which will accentuate the need to enter into strategic relationships with loyal and qualified suppliers and distributors in these jurisdictions. In addition to the foregoing risks, each specific international location poses risks peculiar to that site. For instance, Russia's political or economic instability could adversely affect the supply of crystals we utilize in our Lasette(-TM-) and RevitaLase(-TM-) products. Likewise, while we believe that the economic downturn recently experienced by most Asian countries has not, to date, had a material adverse effect on sales of our products in those countries, a prolonged economic downturn and/or continued currency devaluation relative to the U.S. Dollar, could eventually have an adverse effect on sales of our products in the Asian marketplace. During fiscal 1997, revenues generated from Asian sales were approximately $112,000, or 10.8% of total sales. During the first nine months of fiscal 1998, revenues from Asian sales were approximately $105,399, or 10% of total sales.

We cannot predict or quantify the degree to which any or all of the foregoing factors may adversely impact our future operations.

Potential Loss of Exclusive Lasette(-TM-) Distribution Rights.

Our failure to meet certain minimum order requirements or otherwise comply with other agreed upon terms could result in the loss of our exclusive right to distribute the Lasette(-TM-).

We are relying upon Big Sky Laser Technologies, Inc. to manufacture the first generation Lasette(-TM-). To this end, effective June 1, 1998, we entered into an OEM supplier agreement with Big Sky. Under the terms of this agreement, Big Sky has the exclusive manufacturing rights and we have exclusive distribution rights, subject to certain minimum order requirements. Specifically, we must order a minimum of 1,500 units during the first twelve months, and a minimum of 3,000 units in each subsequent twelve month period to maintain our exclusive distribution rights. Either party may terminate the agreement on 90 days written notice in the event of a material breach that is not cured within 30 days of receipt of notice. Otherwise, if not earlier terminated, the agreement terminates five years after execution.

Risk of Dependence on Manufacturers.

We currently do not have written agreements with a number of the third party manufacturers that produce various product components for us, and therefore have no assurance that these third parties will commit any resources to the commercialization of our products. Any supply interruption could have a material adverse effect on our business.

We are dependent on third parties to produce and manufacture certain components of our products. Certain key components used in the manufacturing of our products are currently obtained from single vendors. Except as described above, there are no written agreements with these third parties, and no third party is obligated to perform any services for us on which we depend in order to meet our business objectives. Consequently, there can be no assurance that these third parties will commit any resources to the commercialization of our products. Any supply interruption in a sole-sourced component could potentially have a material adverse effect on our ability to manufacture products until a new source of supply was qualified. There can be no assurance that we would be successful in qualifying additional sources on a timely basis, if ever. Failure to do so would have a material adverse effect on our business, financial condition, and results of operations.

Risk of Product Defects and Warranty Claims.

Undetected product errors or defects could result in costly warranty claims and redevelopment costs, and could adversely affect or delay market acceptance of our products.

Products as complex as those we develop may contain undetected errors or defects when first introduced or as new versions are released. In addition, we offer on existing products, and plan to offer on future products, a one-year warranty against defects in materials and workmanship. There can be no assurance that, despite our testing, or the testing of our customers, errors will not be found in new products resulting in warranty claims, product redevelopment costs and loss of, or delay in, market acceptance and additional costs. If a product initially fails to produce acceptable results, customer acceptance of our products, even those which have been successfully redesigned or improved, could be materially adversely affected.

Potential Adverse Effect of Our Lack of Strategic Relationships on Marketing and Sales.

There can be no assurance that we will be successful in recruiting marketing personnel with the required skills or that we will be able to enter into the strategic relationships needed to effectively market our products.

We believe that in order to increase revenues and achieve profitability, our products must achieve a significant degree of market acceptance. This, in turn, is dependent upon our ability to establish an effective sales organization for our proprietary products or to enter into distribution arrangements with other entities selling to our target markets. To this end, we currently have three full-time employees, and one part-time employee, who are responsible for sales of our various products. We also have in place distribution arrangements covering:

     1. The Lasette(-TM-) with Chronimed, Inc. who replaced our previous distributors and has been given exclusive marketing rights worldwide;

     2. The IVF Workstation with distributors in Switzerland, Germany, Denmark, Sweden, the United Kingdom, South Korea and Brazil and we are working on agreements with distributors in Israel.

Our agreement with Chronimed includes a two-year, multi-million dollar minimum purchase commitment by Chronimed, pursuant to which Chronimed must purchase a minimum of 1,500 Lasette(-TM-) devices during year one, and a minimum of 5,000 second generation Lasette(-TM-) devices during year two, subject to certain adjustments. The Chronimed agreement also requires Chronimed to make a capital investment consisting of staged purchases of $600,000 of our common stock at market value on the date of issuance, contingent upon achievement of certain milestones related to our development of the second generation Lasette device. This second generation Lasette is a smaller Lasette being developed to meet the needs of the home blood sampling for glucose testing market. In accordance with the terms and conditions of its agreement with us, Chronimed made its first equity investment on September 11, 1998. The $300,000 investment was made in the form of a stock purchase of 200,000 shares of our common stock. Chronimed's capital investment will be used for the development of this second generation Lasette. The worldwide diabetic market is very large and continues to grow, but there can be no assurance the Lasette product will achieve market acceptance.

A significant decrease in purchases by Mitsui and/or Chronimed, or the failure by either Mitsui or Chronimed to comply with the terms of their agreements with us, could have a material adverse effect on our operations and future profitability.

Dependence Upon Key Personnel.

Our future success is dependent, in part, on our ability to attract and retain key personnel. The loss of the services of key personnel could have a material adverse effect upon our operations and on our research and development efforts.

Our future success is dependent on the continued service of our key technical, marketing, sales, and management personnel and on our ability to continue to attract, motivate, and retain highly qualified employees. We currently have in place employment agreements with Ronald K. Lohrding, Ph.D., our President, Craig Rogers, our Vice President of Investor Relations, Secretary and Treasurer, and Mr. H. Travis Lee, our Vice President of Marketing and Sales. Our key employees, including those with employment agreements, may voluntarily terminate their employment with us at any time. Competition for such employees is intense and the process of locating technical and management personnel with the combination of skills and attributes required to execute our strategy is often lengthy. Accordingly, the loss of the services of key personnel could have a material adverse effect upon our operations and on research and development efforts. Further, we do not have key person life insurance covering our management personnel or other key employees, other than a $500,000 term policy on our President and CEO, Ronald K. Lohrding, Ph.D.

Risk of Inability to Manage Growth

Our failure to manage growth properly could have a material adverse effect upon our business, financial condition and results of operations.

The medical device industry is characterized by extensive research efforts, rapid technological progress, evolving industry standards, and frequent new product and service introductions. Thus, the ability to timely deliver state-of-the-art products and to provide meaningful customer support for a highly technical product offering is indispensable. For this reason, we have adopted a long term growth strategy to develop our product lines and strengthen our market position via continued research and development efforts, and through appropriate acquisitions. However, our ability to manage our growth, if any, will require the continued improvement and expansion of our management, operational and financial systems and controls. Any measurable growth in our business will result in additional demands on our customer support, sales, marketing, administrative and technical resources and will place significant strain on our management, administrative, operation, financial and technical resources and increase demand upon our systems and controls. There can be no assurance that we will be able to successfully address these additional demands. There also can be no assurance that our operating and financial control systems will be adequate to support our future operations and anticipated growth. Failure to manage our growth properly could have a material adverse effect upon our business, financial condition and results of operations.

Risks Associated with Our Ability to Make Unspecified Acquisitions.

Additional acquisitions, if consummated, could adversely affect our operations.

In furtherance of our goal to implement and maintain a strategic plan of expansion of our product offering we may seek potential acquisitions of patents, products, technologies and businesses that could complement or expand our business. In the event we were to identify an appropriate acquisition candidate, there is no assurance that we would be able to successfully negotiate, finance or integrate the acquired patents, products, technologies or businesses. Furthermore, such an acquisition could cause a diversion of our managerial time and resources. There can be no assurance that a given acquisition, when consummated, would not materially adversely affect our business and results of operations. See "Risk Factors - Dependence Upon Key Personnel." See also, "Risk Factors - Risk of Inability to Manage Growth."

Potential Adverse Effects of Health Care Reform and Potential Limitations on Third-Party Reimbursement Related Matters.

Continuing efforts of government and third-party payers to contain or reduce the costs of health care could adversely affect the market for, and future sales of, our products.

Our future success may be affected by the continuing efforts of government and third-party payers to contain or reduce the costs of health care through various means. We cannot predict the effect health care reforms may have on our business, and there can be no assurance that any such reforms will not have a material adverse effect on our operations. Certain of the medical laser products that we are developing are designed for use in elective medical procedures, such as "in vitro" fertilization. In both the United States and elsewhere, uses of elective medical procedures are dependent in part on the availability of reimbursement to the consumer from third-party payers, such as government and private insurance plans. Third-party payers are increasingly challenging the prices charged for medical products and services. It is unlikely that the cost of the Lasette(-TM-) will qualify as a reimbursable expense under most health insurance programs. There can be no assurance that our laser medical products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products on a competitive basis.

Potential Adverse Effects from Decreases in Government Support of Scientific Pursuits.

A reduction or withdrawal of government support of scientific pursuits could result in a diminished demand for our products.

The principal markets for our scientific instrumentation products are colleges, universities and other institutions engaged in scientific research. Most, if not all, of these potential customers rely upon federal and state funding in order to support their research activities. The ability of these institutions to purchase our products is dependent upon receiving adequate funding from the public sector. A reduction or withdrawal of government support of scientific pursuits could result in a diminished demand for our products.

Risk of Product Liability.

Our clinical and commercial activities may expose our assets and resources to liability claims in excess of our insurance limits.

Clinical trials or marketing of any of our products may expose our assets and resources to liability claims from the use of these products. We currently carry product liability insurance with limits of $2,000,000; however, there can be no assurance that we will be able to obtain or maintain insurance on acceptable terms for our clinical and commercial activities or that this insurance would be sufficient to cover any potential product liability claim or recall. Failure to have sufficient coverage could have a material adverse effect on our business and results of operations.

Broad Discretion in the Application of Proceeds.

We will have broad discretion to allocate any proceeds we receive from the Offerings. We cannot guarantee that the monies received will improve our operations.

We will have broad discretion to allocate the proceeds of the Offerings and to determine the timing of expenditures. We expect that the proceeds of the Offerings, if any, will be used principally for product research and development and to launch our medical laser products. We are not currently able to estimate precisely the allocation of the proceeds among such uses, and the time and amount of expenditures will vary depending upon numerous factors. Also, while we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations. See "Use of Proceeds."

Risk of Substantial Dilution.

The exercise prices of our Class A Warrants and Public Warrants is considerably higher than our per share net tangible book value. As a result, the exercise of Class A Warrants and/or Public Warrants may result in substantial dilution.

At September 30, 1998, we had a net tangible book value of $2,532,658 or approximately $.46 per share of common stock outstanding, based upon 5,561,732 shares issued and outstanding. Giving effect to the conversion of our preferred stock into 2,155,152 shares of common stock, and assuming the exercise of the Placement Agent's Warrants and all of the Class A Warrants issued as part of the private units purchased upon exercise of the Placement Agent's Warrants, investors exercising Class A Warrants will incur immediate and substantial dilution of their investment of approximately $1.37 per share, or approximately 78% of the Class A Warrant exercise price, based upon our adjusted net tangible book value as of September 30, 1998. This dilution does not reflect the possible exercise of the Representative's Warrant or the possible exercise of the Public Warrants to be issued as part of the public units purchased upon exercise of the Representative's Warrant. This dilution also does not reflect the possible exercise of 920,000 Public Warrants which will further dilute existing shareholders. Specifically, giving effect to the conversion of our preferred stock into 2,155,152 shares of common stock, and assuming the exercise of the Placement Agent's Warrants and all of the Class A Warrants issued as part of the private units purchased upon exercise of the Placement Agent's Warrants, the exercise of the Representative's Warrant and all of the Public Warrants issued as part of the public units purchased upon exercise of the Representative's Warrant, and assuming further the exercise of all 920,000 Public Warrants, the number of shares of common stock will increase to 9,289,593 and the net tangible book value will increase to $5,792,408 after subtracting the expenses of the Offerings estimated to be $25,000, resulting in a net tangible book value per share of approximately $.62. Thus, to the extent that currently outstanding options and warrants to purchase our common stock are exercised, and depending upon our net tangible book value on the date of exercise, there may be further, substantial, dilution to investors in the Offerings exercising Class A Warrants and/or Public Warrants. See "Dilution."

Risks Associated with Inability to Force Warrant Exercise.

We cannot predict the number of Class A Warrants and/or Public Warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of these warrants.

Holders of Class A Warrants and Public Warrants are under no obligation to exercise their warrants, and can be expected to do so only if it is economically reasonable for them to do so. Typically, warrants are not exercised unless exercise is forced, either by our decision to call them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of the common stock. Accordingly, there is no assurance that the Class A Warrants and/or Public Warrants, or any of them, will be exercised prior to their expiration, or that we will receive any proceeds from the exercise of any warrants.

No Dividends.

We do not anticipate paying dividends on common stock in the foreseeable future.

We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and therefore do not anticipate paying dividends on common stock in the foreseeable future.

Potential Adverse Effects of Shares Eligible for Future Sale.

The market price of our securities could be adversely affected by future sales of our securities.

Future sales of our common stock (including common stock issued upon the exercise of outstanding options and warrants) in the public market could materially adversely affect the market prices of our common stock and Public Warrants. These sales also might make it more difficult for us to sell our equity securities or equity-related securities in the future at a time and price that we deem acceptable, or at all. As of February 2, 1999, 7,784,593 shares of our common stock were issued and outstanding, of which 6,789,387 are unrestricted and freely tradeable at the discretion of their owners and 995,206 are "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 adopted under the Securities Act. In general under Rule 144, subject to the satisfaction of certain other conditions, a person, including our affiliates, who beneficially owned restricted shares of common stock for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

     1. one percent of the total number of outstanding shares of the same class; or

     2. if the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

A person who presently is not, and who has not been an affiliate of ours for at least three months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years is entitled to sell his or her shares under Rule 144 without regard to the volume limitations described above.

Of the 995,206 outstanding shares of our common stock that are restricted, approximately 409,406 shares are eligible for sale in the public market without restriction in reliance upon Rule 144(k). 385,800 of the 995,206 restricted shares outstanding are beneficially owned by our officers, directors and affiliates, all of which are immediately eligible for resale subject to the volume limitations of Rule 144. In addition to the 995,206 restricted shares outstanding, we currently have outstanding various warrants exercisable to purchase an additional 1,662,576 shares of common stock.

In addition, we currently have issued and outstanding options to purchase an aggregate of 1,605,820 shares of common stock, of which 1,005,820 underlying shares of common stock may be freely tradeable upon exercise due to a registration statement covering our Stock Incentive Plan. We also have the ability to grant options to purchase an additional 300,000 shares of common stock under our Employee Stock Purchase Plan.

No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of these shares for sale will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and Public Warrants and could impair our ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of common stock under Rule 144 may have a depressive effect upon the prices of, and markets for, our common stock and Public Warrants.

Possible Dilution from Future Sales of Common Stock.

Our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in these Offerings.

We have the authority to issue up to 12,500,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. Future issuance of common stock could be at values substantially below the offering prices in these Offerings and therefore could represent further substantial dilution to you as an investor in the Offerings. In addition, we could issue large blocks of common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. See "Description of Securities."

Potential Adverse Effects of Future Sales of Preferred Stock.

We may authorize the issuance of other classes of our preferred stock with rights preferential to the rights of investors in these Offerings without shareholder approval.

Our Articles of Incorporation, as amended, authorize the issuance of up to 2,500,000 shares of preferred stock. We have the authority to fix and determine the relative rights and preferences of additional shares, as well as the authority to issue these shares, without further stockholder approval. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders:

     1.   preferred rights to our assets upon liquidation;

     2. the right to receive dividend coupons before dividends would be declared to common stockholders; and

     3. the right to the redemption of these shares, together with a premium, prior to the redemption of common stock.

Common stockholders have no redemption rights. In addition, we could issue large blocks of preferred stock to fend against unwanted tender offers or hostile takeovers without further stockholder approval. See "Description of Securities."

Risks Related to Limited Liquidity in Trading Markets of our securities.

The trading markets for our securities is limited and sporadic.

There currently does not exist a public trading market for our Class A Warrants. Our common stock and Public Warrants are traded on the Bulletin Board under the trading symbols CRII and CRIIW, respectively. While there currently exists a limited and sporadic public trading market for these securities, the prices are subject to high degrees of volatility and there can be no assurance that these markets will improve in the future. As a result, there can be no assurances that you will be able to liquidate your investment without considerable delay, if at all. Additionally, the other factors we discuss in the "Risk Factors" section of this prospectus may have a significant impact on the market prices of our common stock and Public Warrants. See "Description of Securities."

Risks of Price and Volume Fluctuations.

Market fluctuations and other factors may adversely affect the market prices of our securities.

The over-the-counter markets for securities such as our common stock and Public Warrants historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in our industry and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market prices of our securities.

Risks of Low-Priced Stocks.

To the extent our securities are classified as penny stocks, it may be more difficult for you to sell your common stock and/or Public Warrants.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than Five Dollars ($5.00) per share, subject to certain exceptions. These exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has:

   1. net tangible assets of at least Two Million Dollars ($2,000,000), if the issuer has been in continuous operation for three (3) years; or
   2. net tangible assets of at least Five Million Dollars ($5,000,000), if the issuer has been in continuous operation for less than three
          (3) years; or
   3. an average annual revenue of at least Six Million Dollars ($6,000,000), if the issuer has been in continuous operation for less than three (3) years.

Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with it.

Our common stock and the Public Warrants are subject to rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investments in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. It contains an explanation and disclosure of the bid and offer prices of the security, any retail charges added by the dealer to those prices ("markup" or "markdown"), and the amount of compensation or profit to be paid to or received by the salesperson in connection with the transaction. The disclosure contains further admonitions for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security as well as the salesperson with whom the investor is working, and to understand the risky nature of an investment in the security. Further, the disclosure includes information regarding the market for penny stocks, explanations regarding the influence that market makers may have upon the market for penny stocks and the risk that one or two dealers may exercise domination over the market for a security and therefore control and set prices for the security not based upon competitive forces. The broker-dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that following the proposed transaction the broker provide the customer with monthly account statements containing market information about the prices of the securities.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our securities that are or become subject to the penny stock rules. Many brokers may be unwilling to engage in transactions in our securities because of the added disclosure requirements, thereby making it more difficult for you, as a purchaser of securities in the Offerings, to dispose of your securities. Additionally, to the extent our securities are or become subject to the penny stock rules we may have difficulty raising additional capital and you, as a purchaser of penny stocks, may find it difficult to obtain current pricing information due to a lack of mainstream news coverage and a limited number of quotation sources.

Potential Adverse Effects of Market Overhang from Warrants and Outstanding Options.

The issuance of shares of common stock upon the exercise of our outstanding warrants will result in dilution to the interests of our stockholders and you as an investor in the Offering, and may have an adverse effect on the trading price and market for our common stock.

We have outstanding options and warrants exercisable to acquire 3,268,396 shares of common stock, 622,975 of which are subject to future vesting. Included in the foregoing are 1,005,820 options which have been granted under our Incentive Stock Option Plan, 982,845 of which are immediately exercisable. In addition, we have reserved 300,000 shares for issuance under our Employee Stock Purchase Plan. Also included in the foregoing is 230,000 shares of common stock issuable to Paulson upon exercise of the Placement Agent's Warrants, and an additional 115,000 shares of common stock issuable upon exercise of the Class A Warrants issuable to Paulson under the Placement Agent's Warrants. Additionally, included in the foregoing are 160,000 shares of common stock issuable upon exercise of the Representative's Warrant, together with an additional 80,000 shares of common stock issuable upon exercise of the Public Warrants also issuable to Paulson under the Representative's Warrant. Finally, included in the foregoing are 450,000 shares of common stock issuable upon the exercise of option held by our President, Ronald K. Lohrding, Ph.D, and 150,000 shares of common stock which may become issuable upon the exercise of options granted under the terms of an agreement with a consultant.

To the extent that these stock options or warrants are exercised, dilution to the interests of our stockholders and you as an investor in the Offerings will
likely occur.   Additional options and warrants may be issued in the future at prices not less than 85% of the fair market value of the underlying security on the date of grant. Exercise of these options or warrants, or even the potential of their exercise or conversion may have an adverse effect on the trading price and market for our common stock. The holders of our options or our warrants are likely to exercise them at times when the market price of the common stock exceeds the exercise price of the securities. Accordingly, the issuance of shares of common stock upon exercise of the options or our warrants will likely result in dilution of the equity represented by the then outstanding shares of common stock held by other stockholders. Holders of our options or our warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms which are more favorable to us than the exercise terms provided by these options or warrants. See "Description of Securities."

Need for Current Prospectus and State Blue Sky Registrations.

The Class A Warrants and/or Public Warrants may be deprived of any value if a prospectus covering the shares of common stock issuable upon their exercise is not kept effective and current, or if the underlying shares of common stock are not, or cannot be, registered in the applicable states.

As a holder of Class A Warrants and/or Public Warrants you will have the right to exercise the warrants to acquire shares of common stock only if there is a current and effective registration statement and prospectus covering the shares of common stock issuable upon their exercise, and only if the shares are qualified for sale, or exempt from qualification, under the securities laws of the applicable state or states. While we have undertaken and plan to do so, maintaining a current effective registration statement and prospectus could result in substantial expense, and there can be no assurance that a current registration statement and prospectus will be in effect when you may want to exercise the Class A Warrants and/or Public Warrants. Although we will seek to qualify for sale the shares of common stock underlying the Class A Warrants and Public Warrants in those states in which the securities are to be offered and qualification is required, no assurance can be given that the required qualification will occur. The warrants may be deprived of any value if a prospectus covering the shares issuable upon the exercise thereof is not kept effective and current, or if the underlying shares are not, or cannot be, registered in the applicable states. See "Description of Securities."

Potential Adverse Effect of Warrant Redemption.

Our redemption of the Class A Warrants and/or Public Warrants could force you to exercise the warrants at a time when it may be disadvantageous for you to
do so.    We can redeem the Class A Warrants at a price of $0.25 per warrant upon 30 days' notice, mailed after the closing bid price of our common stock has equaled or exceeded $3.50 for a period of ten consecutive trading days. We can redeem the Public Warrants at a price of $0.25 per warrant upon 30 days' notice, mailed after the closing bid price of our common stock has equaled or exceeded $4.80 for a period of ten consecutive trading days. As a holder of Class A Warrants and/or Public Warrants, you will have exercise rights until the close of the business day preceding the date fixed for redemption. However, as a holder of Class A Warrants and/or Public Warrants, upon redemption you could be forced:

     1. To exercise the Class A Warrants and/or Public Warrant and pay the exercise price at a time when it may be disadvantageous for you to do so;

     2. To sell the Class A Warrants at fair value and/or Public Warrants at the then current market price when you might otherwise wish to hold them; or

     3. To accept the redemption price, which is likely to be substantially less than the fair value of the Class A Warrants and/or market value of the Public Warrants at the time of redemption.

Neither the Class A Warrants nor the Public Warrants may be redeemed or exercised unless a registration statement pursuant to the Securities Act covering the underlying shares of common stock is current and these shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of your state of residence as a holder of the Class A Warrants and/or Public Warrants. See "Description of Securities."

Risks Associated with the Year 2000 Issue.

Our failure to adequately address and resolve our Year 2000 issues on or before December 31, 1999 could result in system failures causing disruption in our operations and an inability to engage in normal business activities.

The Problem. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. As a result, any of our computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which, in turn, could result in system failures or miscalculations causing disruptions in our operations, and the operations of our suppliers and customers.

Our State of Readiness. We have instituted a Year 2000 Project. As part of our Year 2000 Project, we have completed our initial evaluation of current computer systems, software and embedded technologies. The evaluation revealed that our network hardware and operating system, voice mail system, e-mail system, and accounting and manufacturing software are the major resources that do have Year 2000 compliance issues. These resources will need to be either replaced or upgraded. Fortunately, the identified systems and/or programs are "off-the-shelf" products with Year 2000 compliant versions now available.

Our network and network operating system has been replaced. The e-mail system and accounting and manufacturing software have been installed and implementation has begun. Our voice mail system is scheduled to be replaced during the second quarter of 1999. All other relevant programs, including Microsoft Windows95(-Registered Mark-) operating system, are scheduled for upgrade by the end of June, 1999.

We have determined that there should be no Year 2000 issues for the products we have already sold, excluding issues associated with the Microsoft Windows95(-Registered Mark-) operating system which is incorporated into our Workstation products. Customers who have purchased our Workstation products will be notified about Microsoft Windows95(-Registered Mark-) and problems will be addressed as incurred.

As part of our Year 2000 Project, we have also contacted our significant suppliers and large customers to determine the extent to which we are vulnerable to those third parties' failure to remediate their Year 2000 compliance issues. To date, approximately sixty-eight percent of the entities contacted have responded, and of those responding, fifty-three percent have indicated that they have remediated their Year 2000 compliance issues. We will continue to contact our significant suppliers and large customers as part of our Year 2000 Project. However, there can be no guarantee that the systems of other companies on which our business relies will be timely converted or that failure to convert by another company, or a conversion that is incompatible with our systems, would not have a material adverse effect on our operations.

The Costs to Address Our Year 2000 Issues. Expenditures in 1997 for the Year 2000 Project amounted to less than $7,500. The expenditures in 1998 were approximately $16,000. We expect that completion of our Year 2000 Project may result in additional expenditures of approximately $25,000.

The Risks Associated with Our Year 2000 Issues. Our failure to resolve Year 2000 issues on or before December 31, 1999 could result in system failures or miscalculations causing disruption in operations, including, among other things, a temporary inability to process transactions, send invoices, send and/or receive e-mail and voice mail, or engage in similar normal business activities. Additionally, failure of third parties upon whom our business relies to timely remediate their Year 2000 issues could result in disruptions in our supply of parts and materials, late, missed or unapplied payments, temporary disruptions in order processing and other general problems related to our daily operations. While we believe our Year 2000 Project will adequately address our internal Year 2000 issues, until we receive responses from a more significant number of our suppliers and customers, the overall risks associated with the Year 2000 issue remain difficult to accurately describe and quantify, and there can be no guarantee that the Year 2000 issue will not have a material adverse effect on our operations.

Our Contingency Plan. We have not, to date, implemented a Year 2000 Contingency Plan. It is our goal to have the major Year 2000 Issues resolved by the end of the first quarter of fiscal 1999. As part of our Year 2000 Project, we plan to retain the services of an outside consultant to verify and validate our Year 2000 compliance. Final Year 2000 verification and validation is scheduled to occur by the end of July, 1999. We will develop and implement a contingency plan at this time should it appear that our Year 2000 Project has not been satisfactorily completed.

                                   Dilution

At September 30, 1998, we had a net tangible book value of $2,532,658 or approximately $.46 per share of common stock outstanding, based upon 5,561,732 shares issued and outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net tangible book value (total assets less total liabilities and intangible assets).

     The foregoing calculation does not reflect the conversion of 538,788 shares of our Series A Convertible Preferred Stock into 2,155,152 shares of common stock on February 2, 1999, or the possible occurrence of the following events:

     1. The possible exercise of the Placement Agent's Warrants or the possible exercise of the Class A Warrants to be issued upon exercise of the Placement Agent's Warrants;

     2. The possible exercise of the Representative's Warrant or the possible exercise of the Public Warrants to be issued as part of the public units purchased upon exercise of the Representative's Warrant; or

     3.   The possible exercise of 920,000 Public Warrants.

The occurrence of all or any one of the foregoing events, will further dilute existing shareholders. Specifically, if any outstanding warrants are exercised, including the Placement Agent's Warrants and the Class A Warrants issuable upon exercise of the Placement Agent's Warrants, the Public Warrants issuable upon exercise of the Representative's Warrant, and/or the Public Warrants sold in the public offering, of which there can be no assurance, the number of common shares outstanding will increase and our net tangible book value will increase. The exercise of any of our outstanding warrants at a time when the exercise price is greater than our net tangible book value per share will result in an immediate increase in the net tangible book value of our existing shareholders, and you, as an exercising warrantholder, will experience immediate dilution in the value of your investment. Dilution is the reduction of value of your investment measured by the difference between the warrant exercise price you pay and our net tangible book value per share after giving effect to the exercise of your warrants, if your warrants are exercised at a time when the warrant exercise price is greater than the net tangible book value per outstanding share before the exercise. The dilution per share will decrease with the exercise of each additional warrant because the proceeds from each such exercise will increase our net tangible book value. As a result, giving effect to the conversion of 538,788 shares of preferred stock into 2,155,152 shares of common stock, and assuming the exercise of the Placement Agent's Warrants and all of the Class A Warrants issued as part of the private units purchased upon exercise of the Placement Agent's Warrants, and assuming further the exercise of the Representative's Warrant, and the exercise of the Public Warrants issued as part of the public units purchased upon exercise of the Representative's Warrant, and finally, assuming the exercise of all 920,000 Public Warrants currently outstanding, our net tangible book value would increase to $5,792,408 after subtracting the expenses of the Offerings estimated to be $25,000, resulting in an adjusted net tangible book value per share of approximately $.63 per share based on 9,289,593 shares issued and outstanding.

As a result, as an investor exercising Class A Warrants you will incur immediate and substantial dilution of your investment of approximately $1.12 per share, or approximately 64% of the Class A Warrant exercise price, and as an investor exercising Public Warrants you will incur immediate and substantial dilution of your investment of approximately $1.77 per share, or approximately 74% of the Public Warrant exercise price, based upon our adjusted net tangible book value as of September 30, 1998, and after giving effect to the transactions we have discussed above. Thus, to the extent that currently outstanding options and warrants to purchase our common stock are exercised, and depending upon our net tangible book value on the date of exercise, there may be further, substantial, dilution to you as an investor exercising Class A Warrants and/or Public Warrants.

                                Use of Proceeds

The 1,505,000 shares of common stock covered by this prospectus consist of the following:

     1. 230,000 shares of common stock issuable to Paulson upon exercise of the Placement Agent's Warrants; and

     2. 115,000 shares of common stock which may be purchased by Paulson upon exercise of Class A Warrants at a price of $1.75 per share also issuable upon exercise of the Placement Agent's Warrants; and

     3. 160,000 shares of common stock issuable to Paulson upon exercise of the Representative's Warrant; and

     4. 80,000 shares of common stock which may be purchased by Paulson upon exercise of Public Warrants at a price of $2.40 per share also issuable upon exercise of the Representative's Warrant; and

     5. 920,000 shares of common stock issuable upon exercise of Public Warrants sold in the public offering exercisable at a price of $2.40 per share. See "Plan of Distribution".

We will not receive any proceeds from the resale of our common stock, Class A Warrants and/or Public Warrants. We may, however, receive proceeds from the following:

          1. If Paulson exercises the Placement Agent's Warrants we will receive gross proceeds of $287,500. Additionally, if all of the shares we are offering are purchased pursuant to the exercise of the Class A Warrants issued to Paulson upon exercise of the Placement Agent's Warrants, which we cannot guarantee, then we will receive additional gross proceeds of up to $201,250;

          2. If Paulson exercises the Representative's Warrant we will receive gross proceeds of $396,000. Additionally, if all of the shares we are offering are purchased pursuant to the exercise of the Public Warrants issued to Paulson upon exercise of the Representative's Warrant, which we cannot guarantee, then we will receive additional gross proceeds of up to $192,000; and

          3. If all of the shares we are offering are purchased pursuant to the exercise of the Public Warrants sold in the public offering, which we cannot guarantee, then we will receive additional gross proceeds of up to $2,208,000.

Pursuant to an agreement with Paulson and those investors who purchased our securities in the public offering, we have agreed to pay the cost of registering the securities covered by this prospectus which we estimate will cost $25,000. Those investors who purchased our securities in the public offering will, however, pay the other costs related to the resale of their securities, including discounts, commissions and transfer fees.

We anticipate that the proceeds, if any, which we receives from the exercise of the Placement Agent's Warrants, the Class A Warrants, the Representative's Warrant and/or the Public Warrants will be applied to provide additional working capital. Pending their use, proceeds will be placed in short-term interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the United States of America.

We regularly evaluate possibilities for the acquisition of other businesses, technologies or products, but at present there are no negotiations, arrangements, agreements or understandings with respect to any potential material acquisition other than as noted in this prospectus.

Due to our inability to precisely forecast the number of units which may be sold pursuant to the exercise of the Placement Agent's Warrants and/or the Representative's Warrant, or the number, if any, of Class A Warrants and/or Public Warrants which will thereafter be exercised by Paulson and those investors that acquired our securities in the public offering, we are unable to predict the precise period for which our various Offerings will provide financing. Our working capital requirements are a function of future sales growth and potential business or product acquisitions, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise. See "Risk Factors".

                       Determination of Offering Price

Determination of Class A Warrant Exercise Price:

The exercise price of the Class A Warrants is $1.75 per share. The exercise price was determined by negotiation with Paulson in connection with the private offering. In determining the offering price, together with Paulson we considered, among other things, our financial condition, our net tangible book value, our limited operating history and the general condition of the securities market. Accordingly, the exercise price should not be considered an indication of our actual value. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criteria of value.

Determination of Public Warrant Exercise Price:

The offering price of the common stock we are offering pursuant to the exercise of the Public Warrants is $2.40 per share. The exercise price of the Public Warrants was determined by negotiation with Paulson in connection with the public offering. In determining the exercise price of the Public Warrants, together with Paulson we considered, among other things, our financial condition, our net tangible book value, our limited operating history and the general condition of the securities market. Accordingly, the exercise price of the Public Warrants should not be considered an indication of our actual value. The exercise price of the Public Warrants bear no relation to our assets, book value, earnings or net worth or any other traditional criteria of value.

                             Plan of Distribution

Exercise of Placement Agent's Warrants:  Placement Agent's Warrant Offering

This prospectus relates to our offering of 230,000 shares of common stock and 115,000 Class A Warrants issuable upon exercise of the Placement Agent's Warrants. The Placement Agent's Warrants were issued to Paulson as partial compensation for its services as Placement Agent in the private offering.

We do not have the right to compel the exercise of the Placement Agent's Warrants and Paulson has made no commitment or other arrangement with regard to this exercise. Whether any or all of the Placement Agent's Warrants are exercised will depend upon several factors, including the prevailing market price of our common stock, the liquidity of that market and Paulson's investment objectives.

Exercise of Class A Warrants: The Class A Warrant Offering

We are offering up to 115,000 shares of common stock issuable upon exercise of the Class A Warrants issuable to Paulson upon exercise of the Placement Agent's Warrants. Holders of the Class A Warrants are entitled to acquire up to 115,000 shares of common stock at an exercise price of $1.75 per share.
The Class A Warrants are exercisable until December 31, 2000, unless earlier redeemed. We may redeem the outstanding Class A Warrants, in whole or in part, at any time upon at least 30 days' prior written notice to the registered holders of the Class A Warrants, at a price of $.25 per warrant, provided that:

     1. there is in effect a registration statement registering for sale under the Securities Act the shares of common stock issuable upon exercise of the Class A Warrants;

     2. there exists a public trading market on Nasdaq or the Bulletin Board for our common stock; and

     3. the closing public trading price of our common stock must have equaled or exceeded $3.50 per share for at least ten (10) consecutive trading days immediately preceding the date we give notice of our intention to redeem the Class A Warrants.

We do not have the right to compel the exercise of any of the Class A Warrants and Paulson has not committed to exercise any of the Class A Warrants.
Whether any Class A Warrants are exercised will depend upon several factors, including the prevailing market price of our common stock, the liquidity of that market, if any, and the personal investment objectives of the Class A Warrant holders. See "Risk Factors." Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of the Class A Warrants. We intend to maintain a current prospectus until the Class A Warrants expire, or until they are all exercised, if earlier. We may at any time and from time to time extend the term of the Class A Warrants or reduce the exercise price of the Class A Warrants, provided written notice of an intended extension or reduction is given to the registered holders of the Class A Warrants prior to the expiration date then in effect.

The shares of common stock to be issued upon exercise of the Class A Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are offering the shares of common stock underlying the Class A Warrants.
No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person. Holders of the shares of common stock issuable upon exercise of the Class A Warrants may resell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale, at fixed prices that may be charged, at market prices prevailing at the time of sale, or at negotiated prices.
Holders of the shares of common stock issuable upon exercise of the Class A Warrants may effect such transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the person selling the shares of common stock and/or the purchasers of the shares of common stock for whom the broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Exercise of Representative's Warrant: The Representative's Warrant Offering

This prospectus relates to our offering of 160,000 shares of common stock and 80,000 Public Warrants issuable upon exercise of the Representative's Warrant. The Representative's Warrant was issued to Paulson as partial compensation for its services in connection with the public offering.

We do not have the right to compel the exercise of the Representative's Warrant and Paulson has made no commitment or other arrangement with regard to this exercise. Whether any or all of the Representative's Warrant is exercised will depend upon several factors, including the prevailing market prices of our common stock and the Public Warrants, the liquidity of these markets, and Paulson's investment objectives.

Exercise of Representative's Public Warrants: The Representative's Public Warrant Offering

We are also offering up to 80,000 shares of common stock issuable at $2.40 per share upon exercise of the Public Warrants issuable to Paulson upon exercise of the Representative's Warrant. The Public Warrants issuable to Paulson are exercisable until February 2, 2003, unless earlier redeemed. We may redeem these Pubic Warrants, in whole or in part, at any time upon at least 30 days' prior written notice to the registered holder of these Public Warrants, at a price of $.25 per warrant, provided that:

     1. there is in effect a registration statement registering for sale under the Securities Act the shares of common stock issuable upon exercise of these Public Warrants;

     2. the closing bid price of our common stock has been at least $4.80 for the ten consecutive trading days immediately preceding the date we give notice of our intention to redeem these Public Warrants; and

     3. the expiration of the 30 day notice period is within the then current term of these Public Warrants.

We do not have the right to compel the exercise of any of these Public Warrants and Paulson has not committed to exercise any of them. Whether any of these Public Warrants are exercised will depend upon several factors, including the prevailing market price of the Public Warrants and our common stock, the liquidity of those markets, if any, and the personal investment objectives of the holder of these Public Warrants. See "Risk Factors." Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of these Public Warrants. We intend to maintain a current prospectus until these Public Warrants expire, or until they are all exercised, if earlier. We may at any time and from time to time extend the term of these Public Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of these Public Warrants prior to the expiration date then in effect.

The shares of common stock to be issued upon exercise of these Public Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are offering the shares of common stock underlying these Public Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person. Holders of the shares of common stock issuable upon exercise of these Public Warrants may resell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of these methods of sale, at fixed prices that may be charged, at market prices prevailing at the time of sale, or at negotiated prices.
Holders of the shares of common stock issuable upon exercise of these Public Warrants may effect these transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the person selling the shares of common stock and/or the purchasers of the shares of common stock for whom the broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Exercise of Public Warrants: The Public Warrant Offering

We are also offering up to 920,000 shares of common stock issuable upon exercise of 920,000 Public Warrants currently owned by certain investors who acquired these Public Warrants as part of the units sold in the public offering. The holders of these Public Warrants are entitled to acquire up to 920,000 shares of common stock at an exercise price of $2.40 per share. These Public Warrants are exercisable until February 2, 2003, unless earlier redeemed. We may redeem the outstanding Public Warrants, in whole or in part, at any time upon at least 30 days' prior written notice to the registered holders thereof, at a price of $.25 per warrant, provided that:

     1. there is in effect a registration statement registering for sale under the Securities Act the shares of common stock issuable upon exercise of these Public Warrants;

     2. the closing bid price of our common stock has been at least $4.80 for the ten consecutive trading days immediately preceding the date we give notice of our intention to redeem these Public Warrants; and

     3. the expiration of the 30 day notice period is within the then current term of these Public Warrants.

We do not have the right to compel the exercise of any of these Public Warrants and the holders of the Public Warrants have not committed to exercise any of the Public Warrants. Whether any Public Warrants are exercised will depend upon several factors, including the prevailing market price of our Public Warrants and common stock, the liquidity of those markets, if any, and the personal investment objectives of the investor. See "Risk Factors." Accordingly, there can be no assurance of the number, if any, of shares that will be purchased pursuant to the exercise of Public Warrants. We intend to maintain a current prospectus until the Public Warrants expire, or until they are all exercised, if earlier. We may at any time and from time to time extend the term of the Public Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Public Warrants prior to the expiration date then in effect.

The shares of common stock to be issued upon exercise of the Public Warrants are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are offering the shares of common stock underlying the Public Warrants. No underwriter or placement agent has been engaged to assist us in this regard and no commissions or similar compensation will be paid to any person.
Holders of the Public Warrants may resell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the common stock or a combination of these methods of sale, at fixed prices that may be charged, at market prices prevailing at the time of sale, or at negotiated prices. Holders of the Public Warrants may effect these transactions by selling the common stock directly to purchasers or through broker-dealers that may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the person selling the shares of common stock and/or the purchasers of the shares of common stock for whom the broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                                Indemnification

Our By-Laws provide for the indemnification of our officers and directors to the maximum extent allowable under Colorado law. Insofar as the indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons pursuant to those provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and, as a result, is unenforceable.

                           Description of Securities

We are authorized to issue up to 12,500,000 shares of $.004 par value common stock and 2,500,000 shares of $.04 par value preferred stock. As of February 2, 1999, 7,784,593 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably any dividends we may declare out of funds legally available for the payment of dividends. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, that portion of our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 2,500,000 shares of $.04 par value preferred stock. Our preferred stock can be issued in one or more series as we may determine from time-to-time. In establishing a series, we must give it a distinctive designation so as to distinguish it from the shares of all other series and classes, we must fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series must be alike in every particular. We have the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:

     1.       the rate of distribution;
     2. the price at and the terms and conditions on which shares shall be redeemed;
     3.       the amount payable upon shares for distributions of any kind;
     4.       sinking fund provisions for the redemption of shares;
     5. the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and
     6.       voting rights except as limited by law.

Although we currently do not have any plans to issue shares of preferred stock, other than the Series A Convertible Preferred Stock described below, or to designate any other series of preferred stock, there can be no assurance that we will not do so in the future. As a result, we could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of the shares, together with a premium, prior to the redemption to common stock. Holders of our common stock have no redemption rights. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

Series A Convertible Preferred Stock

We have previously authorized the issuance of up to 578,788 shares of Series A Convertible Preferred Stock. The relative rights and preferences of holders of these shares of preferred stock was controlled by a Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock. A copy of this certificate was filed with the Commission as an exhibit to our Registration Statement on Form SB-2 which was declared effective by the Commission on February 2, 1998. Effective February 2, 1999, and in accordance with this certificate, we exercised our right to automatically convert all of the issued and outstanding shares of preferred stock into shares of our common stock at the ratio of four shares of common stock for each share of preferred stock. As a result, we no longer have any shares of preferred stock outstanding.

Placement Agent's Warrants

In connection with a private placement we undertook in 1995, we issued to Paulson Investment Company, Inc., warrants to purchase, in the aggregate, 11.5 private units at a price of $25,000 per unit, each unit consisting of 20,000 shares of common stock and 10,000 Class A Warrants. Placement Agent's Warrants exercisable to acquire 6.8 private units are exercisable through August 30, 2000, and Placement Agent's Warrants exercisable to acquire the remaining 4.7 private units are exercisable until September 18, 2000.

Representative's Warrant

In connection with a public offering of units of our securities that we completed during the first quarter of 1998 we issued to Paulson a warrant to purchase 40,000 public units at a price of $9.90 per unit. Each public unit originally consisted of one share of our convertible preferred stock and two Public Warrants. However, effective February 2, 1999, we exercised our right to automatically convert all outstanding shares of our preferred stock into shares of common stock at a conversion ratio of four shares of common stock for each share of preferred stock. As a result, each public unit now consists of four shares of common stock and two Public Warrants. The Representative's Warrant is exercisable until February 2, 2003.

Class A Warrants

We have authorized the issuance of up to 115,000 Class A Warrants. Each Class A Warrant is exercisable to purchase one share of our common stock at a price of $1.75. The exercise price of the Class A Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Class A Warrants in accordance with the provisions described below. The exercise period for the Class A Warrants expires at 5:00 p.m., Mountain time, on December 31, 2000. We may at any time and from time to time extend the term of the Class A Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Class A Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Class A Warrant term or reduction in the Class A Warrant exercise price.

Subject to compliance with applicable securities laws, Class A Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of Class A Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

Exercise. The Class A Warrants may be exercised during their term only upon surrender of the Class A Warrant certificate at our offices with the form of "Election to Purchase" on the reverse side of the Class A Warrant certificate completed and signed, accompanied by payment of the full exercise price for the number of Class A Warrants being exercised. Holders of the Class A Warrants will receive one share of common stock for each Class A Warrant exercised, subject to any adjustment required by the Class A Warrant Agreement. For a holder to exercise his or her Class A Warrants, there must be a current registration statement in effect with the Commission and various state securities authorities registering the shares of common stock underlying the Class A Warrants or, in our sole determination, and the determination of our counsel, there must be a valid exemption from these requirements. We have undertaken, and intend, to maintain a current registration statement which will permit the exercise of the Class A Warrants during their term. Maintaining a current effective registration statement could result in substantial expense and there is no assurance that we will be able to maintain a current registration statement covering the shares issuable upon exercise of the Class A Warrants. Holders of Class A Warrants will have the right to exercise the Class A Warrants for the purchase of shares of common stock only if a registration statement is then in effect and only if the shares are qualified for sale under securities laws of the state in which the exercising warrant holder resides or if we, in our and our counsel's sole discretion, are able to obtain valid exemptions from these requirements. Although we believe that we will be able to register or qualify the shares of common stock underlying the Class A Warrants for sales in those states where the securities are offered, there can be no guarantee that any registration or qualification, or an exemption therefrom, can be accomplished without undue hardship or expense. The Class A Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Class A Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Class A Warrant resides. In the latter event, the only option available to a holder of a Class A Warrant may be to attempt to sell his or her Class A Warrants into the market, if a market then exists and only then in compliance with applicable securities laws and restrictions on transfer.

Redemption. We have the right, at our discretion, to call all or less than all of the Class A Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Class A Warrant if:

     1. a registration statement registering the sale of the shares of common stock issuable upon the exercise of the Class A Warrants under the Securities Act of 1933, as amended, is in effect; and


     2. there exists a public trading market on the Nasdaq SmallCap Market or the OTC Electronic Bulletin Board for our common stock; and

     3. the closing public trading price of our common stock has equaled or exceeded $3.50 per share for at least ten consecutive trading days immediately preceding the date of our Class A Warrant redemption notice..

If we elect to exercise our redemption right, holders of Class A Warrants may either exercise their Class A Warrants, sell the Class A Warrants in the market until the date next preceding the date fixed for redemption, or tender their Class A Warrants to us for redemption. Within five business days after the end of the 30 day period, we will mail a redemption check to each registered holder of a Class A Warrant who holds unexercised Class A Warrants as of the end of the 30 day period, whether or not the holder has surrendered the Class A Warrant certificates for redemption. The Class A Warrants may not be exercised after the end of the 30 day notice period.

Public Warrants

We have authorized the issuance of up to 1,157,576 Public Warrants. Each Public Warrant is exercisable to purchase one share of our common stock at a price of $2.40. The exercise price of the Public Warrants is subject to adjustment upon certain events such as stock splits, stock dividends and similar transactions. We can redeem the Public Warrants in accordance with the provisions described below. The exercise period for the Public Warrants expires at 5:00 p.m., Mountain time, on February 2, 2003. We may at any time and from time to time extend the term of the Public Warrants or reduce their exercise price, provided written notice of any extension or reduction is given to the registered holders of the Public Warrants prior to the expiration date then in effect. We do not presently contemplate any extension of the Public Warrant term or reduction in the Public Warrant exercise price.

Subject to compliance with applicable securities laws, Public Warrant certificates may be transferred or exchanged for new certificates of different denominations at the offices of the Warrant Agent described below. The holders of Public Warrants, as such, are not entitled to vote, to receive dividends or to exercise any of the rights of shareholders for any purpose.

Exercise. The Public Warrants may be exercised during their term only upon surrender of the Public Warrant certificate at our offices with the form of "Election to Purchase" on the reverse side of the Public Warrant certificate completed and signed, accompanied by payment of the full exercise price for the number of Public Warrants being exercised. Holders of the Public Warrants will receive one share of common stock for each Public Warrant exercised, subject to any adjustment required by the Public Warrant Agreement. For a holder to exercise his or her Public Warrants, there must be a current registration statement in effect with the Commission and various state securities authorities registering the shares of common stock underlying the Public Warrants or, in our sole determination, and the determination of our counsel, there must be a valid exemption from these requirements. We have undertaken, and intend, to maintain a current registration statement which will permit the exercise of the Public Warrants during their term. Maintaining a current effective registration statement could result in substantial expense and there is no assurance that we will be able to maintain a current registration statement covering the shares issuable upon exercise of the Public Warrants. Holders of Public Warrants will have the right to exercise the Public Warrants for the purchase of shares of common stock only if a registration statement is then in effect and only if the shares are qualified for sale under securities laws of the state in which the exercising warrant holder resides or if we, in our and our counsel's sole discretion, are able to obtain valid exemptions from these requirements. Although we believe that we will be able to register or qualify the shares of common stock underlying the Public Warrants for sales in those states where the securities are offered, there can be no guarantee that any registration or qualification, or an exemption therefrom, can be accomplished without undue hardship or expense. The Public Warrants may be deprived of any value if a registration statement covering the shares issuable upon exercise of the Public Warrants, or an exemption from these requirements, cannot be filed or obtained without undue expense or hardship or if the underlying shares are not registered or exempted from registration in the states in which the holder of a Public Warrant resides. In the latter event, the only option available to a holder of a Public Warrant may be to attempt to sell his or her Public Warrants into the market, if a market then exists and only then in compliance with applicable securities laws and restrictions on transfer.

Redemption. We have the right, at our discretion, to call all or less than all of the Public Warrants for redemption on 30 days' prior written notice at a redemption price of $.25 per Public Warrant if:

     1. the closing bid price of our common stock exceeds $4.80 per share for at least ten consecutive trading days;

     2. we have in effect a current registration statement covering the common stock issuable upon exercise of the Public Warrants; and


     3. the expiration of the 30 day notice period is within the term of the Public Warrant.

If we elect to exercise our redemption right, holders of Public Warrants may either exercise their Public Warrants, sell the Public Warrants in the market until the date next preceding the date fixed for redemption, or tender their Public Warrants to us for redemption. Within five business days after the end of the 30 day period, we will mail a redemption check to each registered holder of a Public Warrant who holds unexercised Public Warrants as of the end of the 30 day period, whether or not the holder has surrendered the Public Warrant certificates for redemption. The Public Warrants may not be exercised after the end of the 30 day notice period.

Warrant Solicitation Fees

We have no agreement nor any arrangement whereby any fees or other compensation will be paid to any person or entity upon exercise of the Placement Agent's Warrants or Representative's Warrant, or upon exercise of any or all of the Class A Warrants and/or Pubic Warrants.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, registrar and Warrant Agent for our common stock, Class A Warrants and Public Warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

Reports to Shareholders

We intend to furnish annual reports to shareholders which will include certified financial statements reported on by its certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders as we deem appropriate.

                                 Legal Matters

     The legality of the common stock offered hereby will be passed on for us by Neuman, Drennen & Stone, LLC, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302. Clifford L. Neuman, a partner in the firm of Neuman, Drennen & Stone, LLC, is the beneficial owner of 3,100 shares of our common stock.

                                    Experts

     Our consolidated financial statements as of December 31, 1997 and 1996 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, Independent Certified Public Accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

------------------------------------    -----------------------------------

No person is authorized to give any
information or to make any             CELL ROBOTICS INTERNATIONAL, INC.
representation other than those
contained in this prospectus and,
if made, such information or                     1,505,000 Shares
or representation must not be                  $.004 par value Common Stock
relied upon as having been given
or authorized.  This prospectus does      115,000 Redeemable Class A Warrants
not constitute an offer to sell or a
solicitation of an offer to buy any                   80,000 Redeemable
securities other than the Securities          Common Stock Purchase Warrants
offered by this prospectus or an
offer to sell or a solicitation of an
offer to buy the Securities in any
jurisdiction to any person to whom it
is unlawful to make such offer or
solicitation in such jurisdiction.

The delivery of this prospectus shall
not, under any circumstances, create
any implication that there has been no
changes in the affairs of the Company
since the date of this prospectus.
However, in the event of a material
change, this prospectus will be amended
or supplemented accordingly.

     Table of Contents

                           Page
                           ----
Available information. . . . .3
Incorporation by Reference . .4
The Company. . . . . . . . . .5
Risk Factors . . . . . . . . .8
Use of Proceeds. . . . . . . 14
Selling Securityholder . . . 15
Plan of Distribution . . . . 24         -----------------------------------
Indemnification. . . . . . . 25                     Prospectus
Description of Securities. . 26         -----------------------------------
Legal Matters. . . . . . . . 28
Experts. . . . . . . . . . . 28                ______________, 1999


------------------------------------    -----------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:


     SEC Filing Fee                        $4,500.00
     Printing Expenses*                       500.00
     Accounting Fees and Expenses*          7,000.00
     Legal Fees and Expenses*               7,500.00
     Blue Sky Fees and Expenses*            5,000.00
     Registrar and Transfer Agent Fee         500.00
     Miscellaneous*                        ---------

          Total*                          $25,000.00

----------------------

*    Estimated

Item 15.        Indemnification of Directors and Officers.

                The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

                a. Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide for the indemnification of a corporation's officers and directors under certain circumstances.

                                  *     *     *

                b. Article XII of Registrant's Articles of Incorporation provide that the corporation may indemnify each director, officer, and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the extent permitted by the law as recited above in subparagraph (a).

                c. Article XII of Registrant's Articles of Incorporation provides, in part:

                    "e.   To the maximum extent permitted by law or by public
                    policy, directors of this Corporation are to have no personal liability for monetary damages for breach of fiduciary duty as a director."

                d. The Company currently pays for and maintains an insurance policy in the amount of $1,000,000 that covers directors' and officers' liability.


Item 16.        Exhibits.

                a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation SB:

Exhibit No.Title
----------------
*         4.2         Form of Warrant Certificate

          5.1         Opinion of Neuman, Drennen & Stone, LLC

**        10.1        Patent License Agreement between American Telephone and
                      Telegraph Company and Cell Robotics, Inc.

**        10.2        Amendment to AT&T Patent License Agreement

**        10.3        Manufacturing Agreement between Big Sky Laser
                      Technologies, Inc. and Cell Robotics International,
                      Inc. dated May 20, 1998.

          23.1        Consent of KPMG  LLP

          23.2        Consent of Neuman, Drennen & Stone, LLC

------------------------

          * Incorporated by reference from the Company's Registration Statement on Form SB-2, SEC File No. 333-40895, declared effective by the Commission on February 2, 1998.

          ** Incorporated by reference from the Company's Pre-Effective
             Amendment No. 2 to Registration Statement on Form S-3, SEC File No. 333-55951, as filed with the Commission on November 18, 1998.

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 Registration Statement and Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized. In the City of Albuquerque, State of New Mexico on the 12th day of February, 1999.

                CELL ROBOTICS INTERNATIONAL, INC.,
                a Colorado corporation


                By: /s/ Ronald K. Lohrding, Ph.D.
                                   ---------------------------------------
                                   Ronald K. Lohrding, Ph.D., President

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 Registration Statement and Post-Effective Amendment No. 1 of Form S-3 to Form SB-2 to Registration Statement has been signed by the following persons in the capacities with Cell Robotics International, Inc. and on the dates indicated.

Signature                                       Title                Date


/s/ Ronald K. Lohrding, Ph.D.           Chairman of the Board      2/12/99
------------------------------Executive Officer
Ronald K. Lohrding, Ph.D.


/s/ Jean M. Scharf                    Chief Financial Officer,     2/12/99
------------------------------Chief Accounting Officer
Jean M. Scharf                             and Controller


/s/ Craig T. Rogers                           Director             2/12/99
------------------------------
Craig T. Rogers


/s/ Mark Waller                               Director             2/12/99
------------------------------
Mark Waller


/s/ Raymond Radosevich                        Director             2/12/99
------------------------------
Raymond Radosevich


/s/ Debra Bryant                              Director             2/12/99
------------------------------
Debra Bryant